Exhibit 1.01

KEMET Corporation

CONFLICT MINERALS REPORT
FOR THE REPORTING PERIOD FROM
JANUARY 1 TO DECEMBER 31, 2015
Report Date: May 26, 2016

INTRODUCTION

This Conflict Minerals Report for KEMET Corporation (“KEMET,” “we,” “us” or “our”) is presented to comply with Section 13(p) of the Securities Exchange Act of 1934, as amended, and Rule 13p-1 thereunder (the “Rule”) for the reporting period from January 1 to December 31, 2015.

For the reporting period from January 1 to December 31, 2015 (“Reporting Period”), KEMET conducted due diligence on the source and chain of custody of the cassiterite, columbite-tantalite, wolframite or gold, including their derivatives, which are limited to tin, tantalum, tungsten (“3TG”), that were necessary to the functionality or production of the products (“necessary conflict minerals”) that we manufactured or contracted to manufacture on or after January 1, 2015 to ascertain whether these conflict minerals originated in the Democratic Republic of Congo ("DRC")or an adjoining country as defined in the Rule (“Covered Countries”) and financed or benefited armed groups in any of these countries. It is noted that manufacturing products during a defined period of time may naturally include materials sourced prior to and during the Reporting Period. The reasonable country of origin inquiry and due diligence measures were applied to identified conflict mineral suppliers prior to and during the Reporting Period. Some conflict minerals utilized during the period were considered “outside the supply chain” under the Rule, meaning materials that were smelted (with respect to tin, tantalum or tungsten) or fully refined (with respect to gold) prior to January 31, 2013, or materials that have not been smelted or fully refined but were located outside of the Covered Countries prior to January 31, 2013. As such, conflict minerals that were considered “outside the supply chain” are exempt from reporting under the Rule. However for the purpose of this report KEMET’s due diligence measures did not exclude these materials or suppliers. For tungsten, we did not determine the country of origin because all the material was acquired in 2011 and considered outside the supply chain.

DUE DILIGENCE MEASURES

Design of Our Due Diligence Measures
Our conflict minerals due diligence measures have been designed to conform with the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (the “OECD Guidance”), as applicable for tin, tantalum, tungsten and gold in all material respects. KEMET is both an “upstream” and “downstream” company. As an upstream company, KEMET implemented a “closed-pipe” vertically integrated conflict free tantalum supply chain. In support of sourcing conflict free material from the DRC, KEMET along with our mining partner established the Partnership for Social and Economic Sustainability in the Kisengo village in the Katanga province of the DRC. Annually, KEMET deploys company representatives to monitor the progress of the program. We designed both our upstream and downstream due diligence measures to:

1.	Establish strong company management systems for conflict minerals supply chain due diligence and reporting compliance;

2.	Identify and assess conflict minerals risks in our supply chain;

3.	Design and implement strategies to respond to conflict minerals risks identified;

4.	Contribute to independent third-party audits of the due diligence practices of conflict minerals smelters and refiners by participating in industry organizations; and

5.	Report on our conflict minerals supply chain due diligence activities, as required by the Rule.
Description of Due Diligence Performed as an Upstream Company
Based on the OECD Guidance, “upstream” refers to the mineral supply chain from the mine to the smelters/refiners. “Upstream companies” include miners (artisanal and small-scale or large-scale producers), local traders or exporters from the country of mineral origin, international concentrate traders, mineral re-processors and smelters/refiners. In addition, KEMET deployed representatives to the DRC as part of our due diligence effort.

The source and chain of custody of tantalum materials were audited and validated Conflict-Free in accordance with the EICC/GeSI Conflict-Free Smelter Program assessment protocols. Our compliance status as well as the audit protocols and procedures are publicly available on the EICC/GeSI Conflict-Free Sourcing Initiative website. Information on such website does not constitute part of this Conflict Minerals Report.

Description of the Due Diligence Performed as a Downstream Company
Based on the OECD Guidance, “downstream” means the minerals supply chain from smelters/refiners to retailers. “Downstream companies” include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers. In the following chart, KEMET has described its due diligence activities that are in accordance with the five steps set forth in the OECD Guidance. These activities were performed during the Reporting Period.

Step 1: Establish strong company management systems.
A)    To clearly communicate to suppliers and the public, KEMET maintained a formal company policy avoiding the use of conflict minerals which directly or indirectly finance or benefit armed groups in the DRC or an adjoining country (“Conflict Minerals Policy”). The Conflict Minerals Policy is publicly available on our website and was employed by our KEMET purchase order terms and conditions. The Policy was communicated to conflict mineral raw material suppliers during the reporting period and to new raw material suppliers during our supplier “on boarding” process.

B)    To structure internal management and support supply chain due diligence, KEMET maintained in its internal Compliance Policy and Procedures, a conflict minerals document formally stating that KEMET’s Sustainability Council (“SC”), which is made up of a cross section of senior management, has oversight and ownership of the Conflict Minerals Policy. The SC met quarterly to address current and future sustainability objectives and concerns. In addition, KEMET maintained a specific conflict minerals team (“Conflict Minerals Team”) that met during the Reporting Period to address the implementation and progress of our due diligence efforts.

C)    To establish a system of controls and transparency over the conflict minerals supply chain as a downstream company, KEMET maintained in our internal Supplier Quality Procedures a requirement for suppliers to provide information on the smelters or refiners in their supply chain utilizing the EICC/GeSI Conflict Mineral Reporting Template. Records of suppliers’ responses were recorded and maintained. The information was used by KEMET to determine material conflict-free status. The information was also used to provide our customers with conflict mineral smelter or refiner information.

D) To strengthen engagement with its suppliers, KEMET performed smelter outreach to encourage EICC/GeSI CFSP participation and participated in supply chain workshops.
E)    KEMET had available multiple communication channels to serve as grievance mechanisms for early-warning risk awareness. Internally, KEMET offered the “Listen Up” program to its personnel to report anonymously possible violations of KEMET’s Global Code of Conduct and other policies. The “Listen Up” program was administered by an outside firm which was not connected to KEMET. Externally, contact information was made available through KEMET’s public website (www.kemet.com). KEMET also actively participated in the following industry groups which served as an early-warning risk-awareness system.
• Organisation for Economic Co-Operation and Development (OECD)
• EICC/GeSI Conflict Free Sourcing Initiative (EICC/GeSI CFSI)
• International Tin Research Institute (ITRI)
• Tantalum-Niobium International Study Center (TIC)

Step 2: Identify and assess risk in the supply chain.
A)    For the purpose of identifying risks, KEMET surveyed our suppliers of raw materials containing a conflict mineral to obtain smelter or refiner information utilizing the EICC/GeSI Conflict Mineral Reporting Template.

B)    To assess risk, KEMET reviewed the supplier responses for completeness and for reasonableness (i.e., 1. Do not contain contradictions or inconsistencies; 2. The response is consistent with KEMET’s knowledge of the supplier). KEMET followed up with suppliers who were unresponsive or required additional clarification.

Step 3: Design and implement a strategy to respond to identified risks.
A) KEMET reported findings of supply chain risk to senior management through quarterly and monthly business review meetings.
B)    The risk management plan adopted by KEMET was in accordance with the Conflict Minerals Policy to discontinue doing business with any supplier found to be purchasing tungsten, tantalum, tin or gold material which directly or indirectly finances or benefits armed groups in the DRC or an adjoining country. KEMET understood the global supply chain of conflict minerals is complex and disclosure of mineral sources is often considered confidential. To reduce the potential supply chain risk, KEMET encouraged smelters and refiners to participate in independent assessments of their own sources through vehicles such as the EICC/GeSI Conflict-Free Smelter Program.

C)    To monitor and track performance of risk management efforts, KEMET relied on supplier survey updates and supplier EICC/GeSI CFSP updates. The status was communicated internally in Conflict Minerals Team meetings.

D)    To undertake additional fact and risk assessments for risks requiring mitigation or after a change of circumstances, KEMET will rely on the supplier re-approval process as governed by its Supplier Quality Procedures.

Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain.
KEMET relied on the EICC/GeSI Conflict-Free Sourcing Program audits to validate that its due diligence is in conformance with the OECD Guidance. As an EICC/GeSI CFSI member, KEMET worked with other members to identify smelters in the supply chain, and encouraged suppliers and customers to participate in the program through direct communication and smelter outreach communication. The data on which we relied for certain statements in this declaration was obtained through our membership in the CFSI, using the Reasonable Country of Origin Inquiry report for member KMET.

Step 5: Report on supply chain due diligence.
KEMET has publicly made available the Conflict Minerals Policy outlining its due diligence objectives and documented our “closed pipe” conflict-free tantalum supply chain with our Partnership for Social and Economic Sustainability program. As required under Section 13(p) of the Securities and Exchange Act of 1934 and the Rule, and in consultation with internal and external counsel, KEMET has filed our Form SD - Special Disclosure Report, which includes this Conflict Minerals Report as Exhibit 1.01, with the Securities and Exchange Commission for the Reporting Period and made such disclosure available on its website at www.kemet.com.

DUE DILIGENCE DETERMINATION

Summary of Due Diligence Measures Performed

KEMET’s reasonable country of origin inquiry (“RCOI”) and due diligence employed a combination of measures to determine whether the necessary conflict minerals in KEMET’s products originated from the Covered Countries. Our due diligence measures included the following activities:

1.
KEMET surveyed all identified conflict minerals suppliers to ascertain for each of these conflict minerals (a) the smelter or refiner where it was processed, (b) its country of origin and (c) its mine of origin. The survey was conducted using the EICC/GeSI Conflict Minerals Reporting Template. KEMET accepted supplier data up to March 31, 2016 for the Reporting Period.

2.
KEMET maintained our upstream “closed pipe” vertically integrated conflict-free tantalum supply chain. All of our upstream facilities were audited and validated as EICC/GeSI CFSP compliant. In addition, KEMET only sourced its downstream externally supplied tantalum material from EICC/GeSI CFSP compliant smelters.

3.
As a member company of the EICC/GeSI Conflict Free Sourcing Initiative (the “CFSI”), we leveraged the due diligence conducted on smelters and refiners by the CFSI’s Conflict-Free Smelter Program (the “CFSP”). The CFS Program, developed by the EICC and

GeSI, is a voluntary initiative in which an independent third party audits smelter/refiner procurement and tolling activities and determines if the smelter or refiner demonstrated that all the minerals they processed originated from conflict-free sources.

Results of RCOI and Due Diligence Measures

Despite recent caselaw and SEC guidance regarding the Rule, KEMET is voluntarily providing disclosure as to the conflict-free status of its products in an effort to provide greater transparency over KEMET’s products.

DRC Conflict Free Products
We have designated our products as “DRC conflict free” if we were able to reasonably determine that they do not contain conflict minerals necessary to their functionality or production that directly or indirectly finance or benefit armed groups in a Covered Country, or that are obtained from recycled or scrap sources, all as further defined by applicable SEC rules. KEMET’s products manufactured in the Reporting Period were determined to be DRC conflict free if (a) all KEMET’s external third party suppliers who contributed necessary conflict minerals to those products provided a response to the supply chain survey confirming they had identified all of the smelters or refiners in their supply chain and (b) all of those smelters/refiners were either EICC/GeSI Conflict Free Smelter Program compliant or sourced outside the Covered Countries.

As a result of the reasonable country of origin inquiry and due diligence conducted as described above and in accordance with the Rule as originally promulgated, KEMET has determined the following product categories to be “DRC conflict free” for the Reporting Period.

•	Tantalum Surface Mount Capacitors (MnO2)

•	Tantalum Polymer Surface Mount Capacitors (KO)

•	Ceramic Surface Mount Capacitors (MLCC)

•	Electrolytic Non-Surface Mount Capacitors

•	Aluminum Polymer Surface Mount Capacitors (AO)

•	Tantalum Non-Surface Mount Capacitors

KEMET has insufficient information from suppliers or other sources regarding all smelters and refiners that processed the necessary conflict minerals to make a determination for the other product categories set forth below and provides below the known facilities used to process the necessary conflict minerals and country of origin. The country of origin information is based on the EICC/GeSI Conflict Free Sourcing Initiative’s Reasonable Country of Origin Inquiry data as of March 31, 2016.

List of Known Facilities processing conflict minerals for KEMET Other Product Categories:

•
Ceramic Non-Surface Mount Capacitors
•
Film and Paper Surface Mount Capacitors
•
Film and Paper Non-Surface Mount Capacitors
•
Electrical Filters
•
Electrical Magnetic Transformers
•
Electrical Chokes
•
Electrical Coils
•
Inductors
•
Electronic Control Boards

Mineral	Smelter or Refiner Facility Name†	Location of Facility†
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus SA*	SWITZERLAND
Gold	Asahi Pretec Corporation*	JAPAN
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	TURKEY
Gold	Aurubis AG*	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux SA	SWITZERLAND
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	Dowa*	JAPAN

Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Ltd. Hong Kong*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	Asahi Refining USA Inc.*	UNITED STATES
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry*	SAUDI ARABIA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies SA*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.*	TURKEY

Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	UZBEKISTAN
Gold	Elemetal Refining, LLC*	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	PAMP SA*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox SA*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Royal Canadian Mint*	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	SEMPSA Joyería Platería SA*	SPAIN
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore SA Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Valcambi SA*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN

Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Umicore Precious Metals Thailand*	THAILAND
Tantalum	Duoluoshan*	CHINA
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	Zhuzhou Cemented Carbide*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Plansee SE Liezen*	AUSTRIA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	Plansee SE Reutte*	AUSTRIA
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	KEMET Blue Powder*	UNITED STATES
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Alpha*	UNITED STATES
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL
Tin	CV Gita Pesona*	INDONESIA
Tin	PT Justindo*	INDONESIA

Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	Dowa*	JAPAN
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.*	CHINA
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Metallic Resources, Inc.*	UNITED STATES
Tin	Metallum Group Holding NV	BELGIUM
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT BilliTin Makmur Lestari*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA

Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	Rui Da Hung*	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	VQB Mineral and Trading Group JSC*	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	PT Wahana Perkit Jaya*	INDONESIA
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	PT Inti Stania Prima*	INDONESIA
Tin	CV Ayi Jaya*	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	PT Cipta Persada Mulia*	INDONESIA
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Indústria e Comércio Ltda.*	BRAZIL
Tin	Metallo-Chimique N.V.*	BELGIUM

Tin	Elmet S.L.U.*	SPAIN
Tin	PT Bangka Prima Tin*	INDONESIA
Country of Origin May Include
Argentina, Australia, Austria, Belgium, Bolivia, Brazil, Cambodia, Canada, Chile, China, Colombia, Côte D'Ivoire, Czech Republic, Djibouti, Ecuador, Egypt, Estonia, Ethiopia, France, Germany, Guyana, Hungary,
India, Indonesia, Ireland, Israel, Japan, Kazakhstan, Laos, Luxembourg, Madagascar, Malaysia, Mongolia,
Myanmar, Namibia, Netherlands, Nigeria, Peru, Portugal, Russia, Sierra Leone, Singapore, Slovakia, South Korea, Spain, Suriname, Switzerland, Taiwan, Thailand, United Kingdom, United States of America, Vietnam, Zimbabwe, Kenya, Mozambique, South Africa, Angola, Burundi, Central African Republic, Republic of Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia, The Democratic Republic of Congo (DRC)

*Smelters/refiners which have been found CFSP-compliant as of March 31, 2016.
†Smelter/refiner facility names/locations as reported by EICC CFSI as of March 31, 2016.

Future Steps to Mitigate Risks
The due diligence steps previously described for both an upstream and downstream company will be used for future reporting periods to mitigate risk and improve our due diligence. KEMET will continue:

•
Engaging suppliers of 3TG to improve the content of their responses. This includes a conflict-minerals flow down clause as well as new supplier or new material conflict minerals provisions as part of our “on boarding process.”

•	Working through the EICC CFSI to expand the smelters and refiners participating in the EICC Conflict Free Smelter Program.

•	Working with the OECD and relevant trade associations to define and improve best practices.

•	Sourcing our upstream materials from conflict free validated mines which utilize traceability schemes to ensure complete chain of custody and maintain our EICC CFSP.
KEMET believes these supply chain exercises in concert with synergy and momentum created during the Reporting Period, as well as the Conflict Minerals Policy, will mitigate the risk that the necessary conflict minerals benefit armed groups and will improve our due diligence.

INDEPENDENT PRIVATE SECTOR AUDIT
Our due diligence processes and certain descriptions in this Conflict Minerals Report were audited by Douglas Hileman Consulting LLC, as our independent private sector auditor. The auditor’s report can be found as Appendix A to this Conflict Minerals Report.

Appendix A to Conflict Minerals Report of KEMET Corporation

REPORT OF INDEPENDENT PRIVATE SECTOR AUDITOR

[Letterhead of Douglas Hileman Consulting LLC]

INDEPENDENT AUDITOR’S REPORT

To: Senior Vice President, Chief of Staff, Quality & Chief Compliance Officer

Douglas Hileman Consulting LLC (“DHC”) understands that KEMET Corporation (“the Company”) is subject to reporting under Section 13(p) of the Securities Exchange Act (17 CFR 240.13p-1), which pertains to conflict minerals. The Securities and Exchange Commission (SEC) Release No. 34-67716 (final rule on Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the use of conflict minerals), or “the Rule”, released August 22, 2012, includes a provision for an Independent Private Sector Audit (“IPSA”). DHC conducted an IPSA of the Company’s Conflict Minerals Report for the reporting period from January 1 to December 31, 2015 (“KEMET 2015 Conflict Minerals Report”).

We have examined:

•
whether the design of the Company’s due diligence framework as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is in conformity with, in all material respects, the criteria set forth in the Organisation of Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition 2013 (“OECD Due Diligence Guidance”) (“Objective #1”), and

•
whether the Company’s description of the due diligence measures it performed, as set forth in the “Due Diligence Measures” section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is consistent with the due diligence process that the Company undertook (“Objective #2”).

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on our examination.

We conducted this audit in accordance with performance standards of Government Auditing Standards (2011 Revision), published by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives. We believe that the evidence obtained provides a reasonable basis for our findings and conclusions based on our audit objectives.

Our examination was not conducted for the purpose of evaluating:

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the completeness, accuracy, or support of the process the Company uses to determine the scope of what products they manufacture or contract to manufacture are subject to the SEC Rule, or to due diligence;

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the consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance, other than as required to fulfill a stated audit objective;

•	the completeness of the Company’s description of the due diligence measures performed;

•	the suitability of the design or operating effectiveness of the Company’s due diligence process,

•	whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;

•	the Company’s reasonable country of origin inquiry (“RCOI”), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or

•	the Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Our IPSA would not necessarily disclose all weaknesses in the design of due diligence or all instances of steps taken to implement the due diligence because we based our review on selective tests. Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than section(s) within the scope of this audit.

SCOPE AND METHODOLOGY

Scope

We performed this audit from February 4, 2016 to May 20, 2016 using standards and guidelines established by the Government Accountability Office for Government Auditing Standards (2011 Revision) (commonly referred to Generally Accepted Government Auditing Standards (GAGAS)) for Performance Audits.

The IPSA reviewed contents of the “Conflict Minerals Report for the Reporting Period from January 1 to December 31, 2015” (“Conflict Minerals Report”). The Company provided a draft report at project initiation, enabling us to begin our procedures. The Company provided a final report on May 26, 2016 included as Exhibit 1.01 in the Company’s Form SD, Specialized Disclosure Report.

The Rule specifies the two IPSA objectives, as noted above.

Methodology

For Objective #1, we confirmed that the Issuer used the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Second Edition (“OECD DD Guidance”) as the basis for the design of their 3TG due diligence. We used the OECD DD Guidance as the criteria for evaluating the Company’s design of its due diligence framework. We gathered evidence in the form of documents, records, and interviews with individuals with roles and responsibilities for applicable elements of the due diligence. We compared the evidence with the criteria as stated in OECD DD Guidance steps and sub-steps. If we identified gaps, we considered if the gap would be “material.”

For Objective #2, we used the “Description of Due Diligence Performed as a Downstream Company” section of Conflict Minerals Report as the criteria for Objective #2. We determined applicable sections to be those that described due diligence steps the Company took during the reporting period. We did not include conclusions, claims, or forward-looking statements.

We included steps that were described and occurred before the reporting period, if we felt it was reasonable that these steps formed the basis for steps described during the reporting period, or if was implied that those steps continued during the reporting period.

We assessed risks on the Company’s description of due diligence steps taken. Based on our risk assessment, we selected statements and:

•	reviewed documents and records provided by the Company in response to our requests;

•	interviewed individuals involved in the due diligence steps described in the Conflict Minerals Report; and

•	tested selected steps.

CONCLUSIONS AND RECOMMENDATIONS

In our opinion,

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the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2015, as set forth in the Due Diligence Measures section of the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

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the Company’s description of the due diligence measures it performed as set forth in the “Due Diligence Measures” section of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2015, is consistent with the due diligence process that the Company undertook.

We make no recommendations.

Douglas Hileman, CRMA, CPEA
Van Nuys, California
May 26, 2016